EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm as experts under the caption "Experts--Independent Registered Public Accounting Firm" and to the use of our report dated November 18, 2009, in Amendment No. 1 to the Registration Statement (File No. 333-162313) and related prospectus of Advisors Disciplined Trust 440.


                                /s/ GRANT THORNTON LLP
                                GRANT THORNTON LLP

Chicago, Illinois
November 18, 2009